                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of World Color Press, Inc. on Form S-8 of our reports dated February 5, 1997, appearing in and incorporated by reference in the Annual Report on Form 10-K of World Color Press, Inc. for the year ended December 29, 1996.


/s/ Deloitte & Touche LLP

New York, New York
March 11, 1998